UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

(RULE 14A-101)

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

(Amendment No.    )

Filed by the Registrant  ☒                            Filed by a Party other than the Registrant  ☐

Check the appropriate box:

☐	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☐	Definitive Proxy Statement

☒	Definitive Additional Materials

☐	Soliciting Material under §240.14a-12

CALIX, INC.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

☒	No fee required.

☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

	(1)	Title of each class of securities to which transaction applies:

	(2)	Aggregate number of securities to which transaction applies:

	(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

	(4)	Proposed maximum aggregate value of transaction:

	(5)	Total fee paid:

☐	Fee paid previously with preliminary materials.

☐	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

	(1)	Amount Previously Paid:

	(2)	Form, Schedule or Registration Statement No.:

	(3)	Filing Party:

	(4)	Date Filed:

Supplement dated April 24, 2012 to the Proxy Statement dated April 9, 2012

Calix, Inc. (“Calix”) is filing the additional material contained in this Schedule 14A with the Securities and Exchange Commission (“SEC”) in connection with the solicitation of proxies for the upcoming 2012 annual meeting of stockholders (“Annual Meeting”) to be held on May 23, 2012.

On April 24, 2012, Calix’s board of directors (“Board”) voted to withdraw Proposal 4 from the agenda for the upcoming Annual Meeting. Proposal 4 requested that stockholders approve an amendment to Calix’s Amended and Restated Certificate of Incorporation to include the following exclusive-forum provision:

ARTICLE VIII

Unless the Corporation consents in writing to the selection of an alternative forum, the Court of Chancery of the State of Delaware shall be the exclusive forum for (i) any derivative action or proceeding brought on behalf of the Corporation, (ii) any action asserting a claim of breach of a fiduciary duty owed by any director, officer or other employee of the Corporation to the Corporation or the Corporation’s stockholders, (iii) any action asserting a claim arising pursuant to any provision of the Delaware General Corporation Law, this Amended and Restated Certificate of Incorporation or the Corporation’s Bylaws, or (iv) any action asserting a claim against the Corporation governed by the internal affairs doctrine.

As a result of the Board’s April 24, 2012 action, we are not proposing to amend Calix’s Amended and Restated Certificate of Incorporation to include a exclusive-forum provision, and Proposal 4 shall not be considered or voted upon at the Annual Meeting.

You should note the following:

•	We will not make available or distribute, and you do not need to sign, new proxy cards or submit new voting instructions online solely as a result of the Board’s action to withdraw Proposal 4.

•	Proxy cards or voting instructions already received with direction on Proposal 4 will not be voted on Proposal 4.

•

Proxy cards or voting instructions received and providing direction on the remaining proposals to be considered at the Annual Meeting (Proposals 1,2,3, and 5) will remain valid, and will be voted on those Proposals as directed.

•

If you have already submitted a proxy card or voting instructions, you do not need to resubmit proxies or voting instructions with different directions, unless you wish to change your previously cast votes on the remaining proposals.

Your vote regarding the remaining proposals is important. Please vote on these remaining proposals as described in the Notice of Internet Availability of Proxy Materials previously mailed to you, and the Proxy Statement, copies of which are available at http://www.proxyvoting.com/calx. This filing will also be made available at http://www.proxyvoting.com/calx on April 24, 2012. To view any or all of these documents, enter the control number which appears on your Notice. Proxy materials and other SEC filings are also available on the SEC’s EDGAR system, at www.sec.gov.